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                                                                    Exhibit 99.1

                             STATEMENT UNDER OATH OF
                           PRINCIPAL EXECUTIVE OFFICER
                   REGARDING FACTS AND CIRCUMSTANCES RELATING
                             TO EXCHANGE ACT FILINGS

I, Matthew K. Rose, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Burlington Northern Santa Fe ("BNSF" or the "Company"), and, except as corrected or supplemented in a subsequent covered report:

          . No covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

          . No covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's Audit Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

          . 2001 Annual Report on Form 10-K of BNSF filed with the Securities and Exchange Commission;

          . All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of BNSF filed with the Commission subsequent to the filing of the Form 10-K identified above; and any amendments to any of the foregoing.

/s/ Matthew K. Rose                               Subcribed and sworn to
Matthew K. Rose                                   before me this 9th day
Chairman, President and Chief Executive Officer   of August, 2002
Burlington Northern Santa Fe Corporation
Date:  August 9, 2002
                                                  Kaaran Frank
                                                  Notary Public
                                                  My Commission Expires: 9-29-05